UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2017

Commission file number 333-184948

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076
(Address of Principal Executive Offices, Including Zip Code)

(443) 776-3133
(Registrant’s Telephone Number, Including Area Code)

Heatwurx, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by Heatwurx, Inc., subsequently renamed Processa Pharmaceuticals, Inc. (the “Company”), on October 5, 2017 (the “Initial Form 8-K”), the Company completed an Asset Purchase Agreement on October 4, 2017 with Promet Therapeutics LLC (“Promet”) and the Company’s wholly owned subsidiary, Processa Therapeutics LLC (“Processa”), whereby (i) the Company acquired all of the assets of Promet in exchange for shares of common stock of the Company, and (ii) subsequently assigned such assets of Promet to Processa.

This Amendment No. 2 to the Initial Form 8-K amends the Initial Form 8-K to include the pro forma financial information required by Item 9.01(b).

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following information is attached hereto as Exhibits 99.3 and is incorporated herein by reference:

i.	Unaudited pro forma combined statements of operations (and related notes) for the year ended December 31, 2016.

ii.	Unaudited pro forma combined balanced sheet and statements of operations (and related notes) for the nine months ended September 30, 2017.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.3	Unaudited pro forma combined financial statements (and related notes) for the year ended December 31, 2016 and for the nine months ended September 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 24, 2018.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ David Young
David Young
Chief Executive Officer